Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact	Media Contact
James Dwyer	Jim Beck
412-992-5450	412-315-2909
James.Dwyer@alcoa.com	Jim.Beck@alcoa.com

Alcoa Corporation Signs Group Annuity Contracts to Transfer Canadian Pension Obligations and Assets

PITTSBURGH, April 3, 2018 – Alcoa Corporation, a global leader in bauxite, alumina, and aluminum products, has signed group annuity contracts to transfer approximately $555 million in obligations, and related assets, of defined benefit pension plans in Canada.

The transfer, which will be complete later this month, is aligned with Alcoa’s strategic priority to strengthen its balance sheet by lowering the Company’s risk to volatility from its pension plan obligations.

The group annuity contracts with three Canadian insurance companies1 will cover approximately 2,100 retirees or beneficiaries. The companies will begin making benefit payments to the affected plan participants by July 2018. The timing and amounts of retirees’ current monthly benefit payments will not change.

In the second quarter of 2018, Alcoa expects to record a non-cash settlement charge of approximately $175 million ($128 million after-tax, or $0.68 per share) due to these annuity transactions.

As part of the annuity agreements, Alcoa will contribute approximately $95 million in mid-April 2018 to facilitate the annuity transaction and maintain the funding level of the remaining plan obligations. This amount represents a portion of the $300 million in incremental contributions the Company anticipates making in 2018 to the U.S. and Canadian defined benefit pension plans, as previously announced on January 17.

[1]	The three firms are Sun Life Financial, Desjardins Financial Security Life Assurance Company, and Industrial Alliance Insurance and Financial Services Inc. (IAFS). Morneau Shepell acted as advisor to Alcoa Corporation in this transaction.

About Alcoa

Alcoa (NYSE: AA) is a global industry leader in bauxite, alumina, and aluminum products, and is built on a foundation of strong values and operating excellence dating back nearly 130 years to the world-changing discovery that made aluminum an affordable and vital part of modern life. Since developing the aluminum industry, and throughout our history, our talented Alcoans have followed on with breakthrough innovations and best practices that have led to efficiency, safety, sustainability, and stronger communities wherever we operate. Visit us online on www.alcoa.com, follow @Alcoa on Twitter, and on Facebook at www.facebook.com/Alcoa.

Dissemination of Company Information

Alcoa Corporation intends to make future announcements regarding company developments and financial performance through its website at www.alcoa.com.

Forward-Looking Statements

This press release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect the Company’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although the Company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in our filings with the Securities and Exchange Commission. The Company disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

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